Exhibit 10.38

AMENDMENT NO. 4 TO LOAN AGREEMENT

This AMENDMENT NO. 4 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of September 15, 2003 by and among Powerwave Technologies, Inc., a Delaware corporation (the “Borrower”), COMERICA BANK-CALIFORNIA, a California banking corporation, as agent for the Lenders (the “Agent”), and the various financial institutions that are (or may from time to time hereafter become) parties to the Loan Agreement identified below as lenders (each a “Lender” and collectively the “Lenders”).

R E C I T A L S:

A. Borrower, Agent and the Lenders have entered into that certain Loan Agreement dated as of May 26, 2000, as amended, pursuant to which Lenders agreed to provide certain credit facilities to Borrower (the “Loan Agreement”; capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement).

B. While the Loan Agreement matured and terminated on May 31, 2003, it is the desire of Borrower, Agent and the Lenders to reinstate the Loan Agreement as of the date hereof, and to make certain changes to the Loan Agreement and the Revolving Note as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AMENDMENTS.

1.1 Maturity Date. The maturity date as set forth in Section 2.1 of the Loan Agreement and in the Revolving Note, is amended to be “May 31, 2004”, and such date shall henceforth be deemed to be the “Revolving Maturity Date”.

1.2 Restrictions on Indebtedness. Section 7.7 of the Loan Agreement is amended and restated to read in full as follows:

7.7 Restrictions on Indebtedness. Borrower will not incur, create, assume or suffer to exist any Indebtedness, other than the following:

(a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

(b) Accounts payable and other accrued liabilities arising in the ordinary course of business;

(c) Indebtedness in addition to the Obligations in an aggregate principal amount not to exceed $10,000,000 in at any one time outstanding;

(d) in addition to the foregoing, Indebtedness secured by Liens permitted under Section 7.8;

(e) Indebtedness represented by Borrower’s $130,000,000 1.25% Convertible Subordinated Notes Due 2008 , issued pursuant to that certain Indenture dated as of July 18, 2003 with Deutsche Bank Trust Company Americas, as Trustee, provided that the Obligations constitute “Designated Senior Indebtedness” under such Indenture; and

(f) Indebtedness consisting of Guarantee obligations permitted under Section 7.14(a).

1.3 Financial Covenants. Section 7.16 of the Loan Agreement is amended and restated to read in full as follows:

7.16 Financial Covenants. All financial covenants are determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

(a) Leverage Ratio. Borrower will maintain a Leverage Ratio of not more than 0.75:1.0 at the end of each fiscal quarter:

(b) Minimum Tangible Net Worth. Borrower will maintain, as at the last day of each fiscal quarter, a Tangible Net Worth in accordance with GAAP of not less than $285,000,000 plus, commencing June 29, 2003 and each fiscal quarter end thereafter, (i) 75% of Borrower’s positive consolidated Net Income (Loss) and (ii) 100% of the proceeds of issuances and sales of (x) subordinated Indebtedness that is included in Tangible Net Worth and (y) equity securities of Borrower and its Subsidiaries (in each case net of associated fees and expenses), less stock repurchases, in each case determined on a cumulative basis following March 31, 2003.

(c) [RESERVED]

(d) Quick Ratio. Borrower shall have a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 2.0 : 1.0 as at the end of each fiscal quarter.

2. EFFECTIVENESS AND EFFECT. This Amendment shall be effective upon the execution and delivery hereof by all of the parties hereto, whereupon the Loan Agreement, as heretofore amended and as amended hereby, shall be reinstated and shall be in full force and effect. This Amendment is limited to the express terms hereof. Except as specifically provided herein, all provisions of the Loan Agreement, the Revolving Note and the other Loan Documents remain in full force and effect without modification or waiver, and the same are hereby ratified by the parties in all respects.

3. DESIGNATED SENIOR INDEBTEDNESS. Borrower hereby affirms and agrees that the Obligations shall constitute “Designated Senior Indebtedness” as defined in, and for all purposes under, that certain Indenture dated as of July 18, 2003 between Borrower and Deutsche Bank Trust Company Americas, as Trustee, and that a copy of this Amendment may be furnished to the Trustee as evidence thereof.

4. GENERAL PROVISIONS. This Amendment shall be deemed for all purposes to be a Loan Document and shall be subject to the General Provisions set forth in Section 9 of the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Loan Agreement as of the date first set forth above.

Borrower:	POWERWAVE TECHNOLOGIES, INC.

	By:	/s/ Kevin T. Michaels
	Print Name:	Kevin T. Michaels

Agent:	COMERICA BANK-CALIFORNIA

	By:	/s/ Bonnie Kehe
	Print Name:	Bonnie Kehe

Lenders:	COMERICA BANK-CALIFORNIA

	By:	/s/ Bonnie Kehe
	Print Name:	Bonnie Kehe

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